Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

February 14, 2008	OTCBB: LFVN
LIFEVANTAGE CORPORATION ANNOUNCES
2Q FY 2008 FINANCIAL AND OPERATING RESULTS
GREENWOOD VILLAGE, Colorado — LifeVantage Corporation (OTCBB: LFVN) http://www.lifevantage.com, maker of Protandim®, today announced results for its second quarter ended December 31, 2007. For the three month period ended December 31, 2007, the Company recorded net revenues of $0.8 million and a loss of $(0.4) million, or $(0.02) per share. For the three month period ended December 31, 2006, the Company recorded net revenues of $1.1 million and a loss of $(1.8) million, or $(0.08) per share.
For the six month period ended December 31, 2007, the Company recorded net revenues of $1.6 million and a loss of $(0.7) million, or $(0.03) per share comparing to net revenues of $3.2 million and a loss of $(2.6) million, or $(0.12) per share for the six month period ended December 31, 2006.
LifeVantage President and CEO, David W. Brown, commented, “The cost containment programs implemented during the prior fiscal year have significantly improved the Company’s bottom line. The Company experienced positive cash flow from operations during both the three and six month periods ended December 31, 2007. This is the first time the Company had positive cash flow from operations in two years, since the Company’s second quarter ended December 31, 2005.” Mr. Brown added, “Our effort can now be directed to growing sales, enhancing distribution channels, and developing investor relations to enhance shareholder value.”
The Company’s Treasurer, Bradford Amman, continued, “In addition to the increase in cash flow from operations as a result of dramatic cost savings, the proceeds received from the issuance of convertible debentures in September and October 2007 provide LifeVantage with working capital to build sales and position the Company to achieve its goals.”
About Protandim®
Protandim® is a unique approach to fighting the effects of cell-damaging free radical molecules which advance the aging process, including many of the diseases of aging. The patented dietary supplement increases the body’s natural antioxidant protection by inducing the cells of the body to produce naturally occurring protective antioxidant enzymes, a process which is thousands of times more effective than traditional vitamin-mineral supplements. Free radical damage occurs when a person is subjected to environmental stresses and generally increases with age. Data from a peer-reviewed scientific study in men and women, sponsored by LifeVantage, show that after 30 days of taking Protandim®, the level of circulating toxins produced by free radicals decreased an average of 40 percent, slowing the progressive aging factors to the level of a 20 year old. With continued use, the decrease was maintained at 120 days. For more information, please visit the Protandim® product web site at www.protandim.com or contact Jan Strode at 619.890.4040.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in Colorado, LifeVantage develops nutraceutical products, including Protandim, that leverage the company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.protandim.com or contact Jan Strode at (619) 890-4040.
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk that government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business; and the Company’s ability to protect our intellectual property rights and the value of our product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
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CONTACTS:

LifeVantage Corporation

Jan Strode, Investor Relations	Telephone: (619) 890-4040

Bradford Amman, Treasurer	Telephone: (720) 488-1711

LIFEVANTAGE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	December 31, 2007	June 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$142,036	$160,760
Marketable securities, available for sale	1,475,000	—
Accounts receivable, net	151,567	398,463
Inventory	34,943	27,834
Deferred expenses	71,025	117,807
Deposit with manufacturer	329,236	388,791
Prepaid expenses	95,019	60,175

Total current assets	2,298,826	1,153,830

Property and equipment, net	80,036	108,915
Intangible assets, net	2,295,109	2,311,110
Deferred debt offering costs, net	236,089	—
Deposits	93,588	340,440

TOTAL ASSETS	$5,003,648	$3,914,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$187,778	$148,699
Accrued expenses	488,887	230,811
Deferred revenue	507,450	818,250
Capital lease obligations, current portion	2,037	2,301

Total current liabilities	1,186,152	1,200,061

Long-term liabilities
Capital lease obligations, net of current portion	—	846
Convertible debt	221,193	—

Total liabilities	1,407,345	1,200,907
Commitments and Contingencies	—	—
Stockholders’ equity
Preferred stock, par value $.001, 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $.001, 250,000,000 shares authorized; 22,378,034 and 22,268,034 issued and outstanding as of December 31, 2007 and June 30, 2007, respectively	22,378	22,268
Additional paid-in capital	16,978,325	15,395,037
Accumulated (deficit)	(13,404,400)	(12,703,917)

Total stockholders’ equity	3,596,303	2,713,388

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,003,648	$3,914,295

LIFEVANTAGE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2007	2006	2007	2006
Sales, net	$796,409	$1,136,763	$1,603,733	$3,212,244
Cost of sales	186,019	249,164	363,322	624,715

Gross profit	610,390	887,599	1,240,411	2,587,529

Operating expenses:
Marketing and customer service	388,673	1,068,185	663,121	2,101,000
General and administrative	478,982	1,392,320	904,522	2,799,946
Research and development	28,259	72,653	218,889	138,336
Depreciation and amortization	59,394	30,582	98,885	60,014
Loss on disposal of assets	—	93,854	—	93,854

Total operating expenses	955,308	2,657,594	1,885,417	5,193,150

Operating loss	(344,918)	(1,769,995)	(645,006)	(2,605,621)

Other income and (expense):
Interest income (expense), net	(56,861)	5,155	(55,477)	30,707
Other	—	(166)	—	(10,301)

Net other income (expense)	(56,861)	4,989	(55,477)	20,406

Net loss	$(401,779)	$(1,765,006)	$(700,483)	$(2,585,215)

Net loss per share, basic and diluted	($0.02)	($0.08)	($0.03)	($0.12)

Weighted average shares outstanding, basic and fully diluted	22,316,893	22,118,034	22,292,463	22,118,034